Exhibit 3.2

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SANDRIDGE MIDCON MIDSTREAM LP

The undersigned, desiring to amend the Certificate of Limited Partnership of SandRidge Midcon Midstream LP, a Delaware limited partnership (the “Partnership”) pursuant to Section 17-202 of the Delaware Revised Uniform Limited Partnership Act does hereby certify that:

1. The name of the Partnership is SandRidge Midcon Midstream LP

2. The Certificate of Limited Partnership, dated April 14, 2014, is hereby amended so that Article 1 is amended and restated in its entirety to read as follows:

“1. Name. The name of the limited partnership is MidCon Midstream, LP”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Limited Partnership as of 20th day of October, 2014.

SANDRIDGE MIDCON MIDSTREAM LP:

By:	SandRidge Midcon Midstream GP, LLC, its general partner

By:	SandRidge Exploration and Production, LLC, its Sole Member

By:	/s/ James D. Bennett
James D. Bennett
Chief Executive Officer

SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP OF SANDRIDGE MIDCON MIDSTREAM LP